UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2021

ALTO INGREDIENTS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21467	41-2170618
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 South Second Street Pekin, Illinois	61554
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(916) 403-2123

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ALTO	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 23, 2021, Pacific Ethanol Madera LLC (“PE Madera”), a wholly-owned subsidiary of Alto Ingredients, Inc. (the “Company”), and the Company entered into an Asset Purchase Agreement dated as of April 23, 2021 (the “Asset Purchase Agreement”) by and between Seaboard Energy California, LLC (the “Purchaser”), PE Madera and, for purposes of Article IV and Article IX of the Asset Purchase Agreement, the Company, to sell certain properties and assets located in Madera County, California, including rail infrastructure, an ethanol plant, a solar field and station, a feed mill (collectively, the “Site”) and other tangible and intangible assets used in connection with the operations on the Site to the Purchaser, for total consideration of $28.3 million, comprised of $19.5 million in cash and $8.8 million in assumption of liabilities, subject to certain closing adjustments (the “Transaction”).

The Transaction is expected to close in the second quarter of 2021, subject to customary closing conditions for transactions of this type. There can be no assurance that the Transaction will be consummated.

The Asset Purchase Agreement also contains customary representations, warranties and covenants, and other terms and conditions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2021	ALTO INGREDIENTS, INC.

	By:	/S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright, Vice President, General Counsel & Secretary

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